    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 1995


                                                       REGISTRATION NO. 33-57011

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                               ASHLAND OIL, INC.
             (Exact name of Registrant as specified in its charter)

               KENTUCKY                                61-0122250
     (State or other jurisdiction         (I.R.S. Employer Identification No.)
   of incorporation or organization)

                               1000 ASHLAND DRIVE
                            RUSSELL, KENTUCKY 41169
                                 (606) 329-3333
              (Address, including zip code, and telephone number,
       including area code, of Registrants' principal executive offices)
                           --------------------------

                            THOMAS L. FEAZELL, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               1000 ASHLAND DRIVE
                            RUSSELL, KENTUCKY 41169
                                 (606) 329-3333

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

                             DAVID G. ORMSBY, ESQ.
                            CRAVATH, SWAINE & MOORE
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                    AMOUNT TO        PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF EACH CLASS OF                      BE             OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
       SECURITIES TO BE REGISTERED (1)          REGISTERED (2)(3)    PER UNIT (3)(4)       PRICE (4)(5)           FEE
Debt Securities, Debt Warrants, Preferred
 Stock, Depositary Shares, Preferred Stock
 Warrants, Common Stock and Common Stock
 Warrants....................................          --                   --             $600,000,000        $206,898

(1) This Registration Statement also covers (i) Debt Securities, Preferred Stock and Common Stock which may be issued upon exercise of Securities Warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. In addition, any other securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) In no event will the aggregate initial offering price of Debt Securities, Debt Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock and Common Stock Warrants issued under this Registration Statement exceed $600,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units.
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.
(5) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Securities Act.


                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS


                 SUBJECT TO COMPLETION, DATED JANUARY 12, 1995


                               ASHLAND OIL, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK
                                    WARRANTS
                               ------------------

    Ashland Oil, Inc. ("Ashland" or the "Company") intends to issue from time to time its (i) unsecured debt securities, which may either be senior (the "Senior Securities") or subordinated (the "Subordinated Securities"; the Senior Securities and the Subordinated Securities being referred to collectively as the "Debt Securities"), (ii) warrants to purchase the Debt Securities (the "Debt Warrants"), (iii) shares of cumulative preferred stock, without par value (the "Preferred Stock"), (iv) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series ("Depositary Shares"), (v) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"), (vi) shares of common stock, par value $1.00 per share (the "Common Stock") and (vi) warrants to purchase shares of Common Stock ("Common Stock Warrants"; the Debt Warrants, Preferred Stock Warrants and Common Stock Warrants being referred to herein collectively as the "Securities Warrants"), having an aggregate initial public offering price not to exceed $600,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units, on terms to be determined at the time of sale. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Securities Warrants offered hereby (collectively, the "Offered Securities") may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, such as, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, currency, denomination, maturity, priority, interest rate (which may be variable or fixed), time of payment of interest, terms of redemption at the option of the Company or repayment at the option of the holder or for sinking fund payments, the designation of the Trustee acting under the applicable Indenture and the initial public offering price; (ii) in the case of Preferred Stock, the specific title and stated value, number of shares or fractional interests therein, and the dividend, liquidation, redemption, conversion, voting and other rights and the initial public offering price, and whether the Company has elected to offer the Preferred Stock in the form of Depositary Shares; (iii) in the case of Common Stock, the initial public offering price; (iv) in the case of Securities Warrants, the duration, offering price, exercise price and detachability thereof; and (v) in the case of all Offered Securities, whether such Offered Security will be offered separately or as a unit with other Offered Securities, will be set forth in the accompanying Prospectus Supplement.

    The Prospectus Supplement will also contain information, where applicable, concerning certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.

    The Offered  Securities may  be sold  directly by  the Company,  or  through agents, underwriters or dealers. If any agent of the Company, or any underwriters are involved in the sale of Offered Securities, the names of such agents or underwriters and any applicable fees or commissions and the net proceeds to the Company from such sale will be set forth in the applicable Prospectus Supplement. The Company may also issue the Offered Securities to one or more persons in exchange for outstanding securities of the Company acquired by such persons from third parties in open market transactions or in privately negotiated transactions. The newly issued Offered Securities in such cases may be offered pursuant to this Prospectus and the applicable Prospectus Supplement by such persons acting as principal for their own accounts, at market prices prevailing at the time of sale, at prices otherwise negotiated or at fixed prices. Unless otherwise indicated in the applicable Prospectus Supplement, the Company will only receive outstanding securities and will not receive cash proceeds in connection with such exchanges or sales. See "Plan of Distribution".

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.
                            ------------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED  UPON THE ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS. ANY
                REPRESENTATION  TO  THE  CONTRARY  IS  A  CRIMINAL
                                    OFFENSE.
                            ------------------------


                The date of this Prospectus is January   , 1995

    NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT DELIVERED HEREWITH AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS
MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER, OR AGENT. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OFFERED SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

    Ashland is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Ashland with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning Ashland can also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, and The Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

    Ashland has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. For further information with respect to Ashland and the Offered Securities, reference is made to such Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed pursuant to Section 13 or 15(d) of the Exchange Act (File No. 1-2918) are hereby incorporated by reference into this
Prospectus:

        (i) Ashland's Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

        (ii) the description of its Common Stock, par value $1.00 per share, set forth in the Registration Statement on Form 10, as amended in its entirety by the Form 8 filed with the Commission on May 1, 1983;

       (iii) the description of its Rights to Purchase Cumulative Preferred Stock, Series of 1987, set forth in the Registration Statement on Form 8-A dated May 29, 1986 (as amended by the Forms 8 dated February 5, 1987, and September 21, 1989); and

       (iv) the description of its Cumulative Preferred Stock, without par value, set forth in the Registration Statement on Form 8-A, as amended by Amendment No. 1 thereto, filed with the Commission on April 30, 1993.

    All documents filed by Ashland with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    ASHLAND WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS. COPIES OF THE INDENTURES SUMMARIZED BELOW ARE ALSO AVAILABLE UPON REQUEST. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THE SECRETARY, ASHLAND OIL, INC., P.O. BOX 391, ASHLAND, KENTUCKY 41114 (TELEPHONE: (606) 329-3333).

                                  THE COMPANY

    Ashland is a worldwide energy and chemical company engaged in petroleum refining, transportation and wholesale marketing; retail gasoline marketing; motor oil and lubricant marketing; chemicals; coal; highway construction; and oil and gas exploration and production. Ashland's businesses are grouped into six industry segments: Petroleum, SuperAmerica, Valvoline, Chemical,
Construction and Exploration. In addition, Ashland is involved in the coal industry through its ownership interests in Arch Mineral Corporation ("Arch") and Ashland Coal, Inc. ("Ashland Coal").

    On November 3, 1994, the Board of Directors of Ashland voted, subject to shareholder approval at the 1995 Annual Meeting of Shareholders, to amend the Company's Second Restated Articles of Incorporation, as amended, to change the name of the Company to Ashland Inc. This change of name is believed by the Board of Directors to be desirable and in the best interests of Ashland in order to identify the Company in a manner which more clearly reflects its unified network of refining, energy and chemical businesses and yet retains the historical name of Ashland.

    Ashland Petroleum is one of the nation's largest independent petroleum refiners and a leading supplier of petroleum products to the transportation and commercial fleet industries, other industrial customers and independent marketers, and to SuperAmerica for retail distribution. In addition, Ashland Petroleum gathers and transports crude oil and petroleum products and distributes petroleum products under the Ashland-R- brand name. SuperAmerica operates combination gasoline and merchandise stores under the SuperAmerica-R- and Rich-R- brand names. Valvoline is a marketer of branded, packaged motor oil and automotive chemicals, filters, rust preventives and coolants. In addition, Valvoline is engaged in the "fast oil change" business through outlets operating under the Valvoline Instant Oil Change-R- and Valvoline Rapid Oil Change-R-names.

    Ashland Chemical distributes industrial chemicals, solvents, thermoplastics and resins, and fiberglass materials, and manufactures a wide variety of specialty chemicals and certain petrochemicals. Construction performs contract construction work, including highway paving and repair, excavation and grading, and bridge and sewer construction and produces asphaltic and ready-mix concrete, crushed stone and other aggregate, concrete block and certain specialized construction materials in the southern United States. Exploration explores for, develops, produces and sells crude oil and natural gas principally in the eastern and Gulf Coast areas of the United States, explores for and produces crude oil in Nigeria for export and explores for oil and gas in other international areas.

    Arch, one of the largest producers of low sulfur coal in the eastern United States, produces steam and metallurgical coal for sale in the domestic and international markets. Arch's production comes from surface and deep mines in Illinois, Kentucky, West Virginia and Wyoming. Ashland Coal produces low-sulfur, bituminous coal in central Appalachia for sale to domestic and foreign electric utility and industrial customers. Both Arch and Ashland Coal market coal mined by independent producers.

    Ashland is a Kentucky corporation, organized on October 22, 1936, with its principal executive offices located at 1000 Ashland Drive, Russell, Kentucky 41169 (Mailing Address: P.O. Box 391, Ashland, Kentucky 41114) (Telephone: (606) 329-3333).

                                USE OF PROCEEDS

    Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used for general corporate purposes, which may include additions to working capital, capital expenditures, stock and debt repurchases, repayment of indebtedness and acquisitions.

                                     RATIOS

    The following table sets forth the consolidated ratio of earnings to fixed charges for the Company:

                                                 YEAR ENDED SEPTEMBER 30,
                                               ----------------------------
                                               1994  1993  1992  1991  1990
                                               ----  ----  ----  ----  ----
Ratio of Earnings to Fixed Charges...........  2.51  1.84   **   1.96  2.53

- ------------------------
**Fixed charges exceeded earnings (as defined) by $174 million as a result of special charges and the current year impact of accounting charges.

    The ratios of earnings to fixed charges are computed on a total enterprise basis including Ashland and its consolidated subsidiaries, plus their share of significant affiliates accounted for on the equity method that are 50% owned or whose indebtedness has been directly or indirectly guaranteed by Ashland or its consolidated subsidiaries. Earnings consist of income before income taxes and the cumulative effect of accounting changes, adjusted to exclude fixed charges (excluding capitalized interest) and undistributed earnings of equity method affiliates excluded from the total enterprise. Fixed charges consist of interest incurred on indebtedness, the portion of operating lease rentals deemed representative of the interest factor and the amortization of debt expense.

                         DESCRIPTION OF DEBT SECURITIES

    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities. Accordingly, for a description of the terms of a particular issue of Debt Securities and the identity of the Trustee for any Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description.

    The Debt Securities will be general obligations of the Company and may be subordinated to "Superior Indebtedness" (as defined below) of the Company to the extent set forth in the Prospectus Supplement relating thereto. See "Subordination of Subordinated Securities" below. Unless otherwise set forth in the applicable Prospectus Supplement, Senior Securities will be issued under an Indenture dated as of August 15, 1989 as amended and restated as of August 15, 1990 between the Company and Citibank, N.A., as Trustee pursuant to which the Company has issued an aggregate of $946,363,000 senior debt securities. Subordinated Securities will be issued under an Indenture between the Company and a commercial bank to be selected as trustee. A copy of the forms of Indentures has been filed as exhibits to the Registration Statement filed with the Commission. The following discussion of certain provisions of the Indentures is a summary only and does not purport to be a complete description of the terms and provisions of the Indentures. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the Indentures, including the definition therein of the terms used below with their initial letters capitalized.

GENERAL

    The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder. The Debt Securities may be issued in one or more series as may be authorized from time to time by Ashland. Reference is made to the applicable Prospectus Supplement for the following terms of the Debt Securities: (i) the title and the limit on the aggregate principal amount of the Debt

Securities; (ii) the  date or dates  on which the  Debt Securities will  mature;
(iii) the rate or rates (which may be fixed or variable) per annum, if any, or the method of determining such rate or rates, at which the Debt Securities will bear interest; (iv) the date or dates from which such interest shall accrue and the date or dates on which such interest will be payable; (v) the currency or currencies or units of two or more currencies in which the Debt Securities are denominated and principal and interest may be payable, and for which the Debt Securities may be purchased, which may be in United States dollars, a foreign currency or currencies or units of two or more foreign currencies; (vi) whether such Debt Securities are to be Senior Securities or Subordinated Securities;
(vii) any redemption  or sinking  fund terms  or certain  other specific  terms;
(viii) any Event of Default or covenant with respect to the Debt Securities of a particular series, if not set forth herein; (ix) whether the Debt Securities will be issued as Registered Securities (as defined below) or as Bearer Securities (as defined below); (x) whether the Debt Securities are to be issued in whole or in part in the form of one or more Global Securities (as defined below) and, if so, the identity of the depositary for such Global Security or Securities; and (xi) any other terms of such series (which terms shall not be inconsistent with the provisions of the Subordinated Indenture or the Senior Indenture, as the case may be). Unless otherwise indicated in the applicable Prospectus Supplement, principal, premium, if any, and interest, if any, will be payable and the Debt Securities will be transferable at the corporate trust office of the respective Trustee, provided that payment of interest may be made at the option of Ashland by check mailed to the address of the person entitled thereto as it appears in the respective Debt Securities register.

    The Debt Securities will be unsecured. Senior Securities will rank on a parity with all other unsecured and unsubordinated indebtedness of Ashland.
Subordinated Securities will be subordinated to certain present and future superior indebtedness of Ashland. See "Subordination of Subordinated Securities" below.

    The Debt Securities may be issued in fully registered form without coupons ("Registered Securities") or in bearer form with or without coupons ("Bearer Securities"). The Securities denominated in U.S. dollars will be issued, unless otherwise set forth in the applicable Prospectus Supplement, in denominations of $1,000 or an integral multiple thereof for Registered Securities, and in denominations of $5,000 or an integral multiple thereof for Bearer Securities. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be only Registered Securities. No service charge will be made for any transfer or exchange of such Debt Securities, but Ashland may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Special Federal income tax and other considerations relating to Debt Securities denominated in foreign currencies or units of two or more foreign currencies will be described in the applicable Prospectus Supplement.

    Unless otherwise indicated in the applicable Prospectus Supplement, the covenants contained in the Indentures and the Debt Securities will not afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company.

GLOBAL SECURITIES

    The Debt Securities of a series issued under the Indentures may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

    The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Ashland anticipates that the following provisions will generally apply to depositary arrangements.

    Upon the issuance of a Global Security in registered form, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by Ashland if such Debt Securities are offered and sold directly by Ashland. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

    Payments of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither Ashland, the Trustee for such Debt Securities, any paying agent (a "Paying Agent"), nor the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the Depositary or any participants on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Ashland expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. Ashland also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants.

    If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by Ashland within 90 days, Ashland will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. In addition, Ashland may at any time in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if Ashland so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to Ashland, the Trustee, and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by Ashland, of $1,000 and integral multiples thereof.

    If so specified in an applicable Prospectus Supplement, all or any portion of the Debt Securities of a series that are issuable as Bearer Securities initially will be represented by one or more temporary Global Securities, with or without interest coupons, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in an applicable Prospectus Supplement, each such temporary Global Security will be exchangeable for definitive Debt Securities in bearer form, registered form, or definitive global form (registered or bearer), or any combination thereof, as specified in an applicable Prospectus Supplement. No Bearer Security (including a Debt Security in definitive global bearer form) delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange.

    Unless otherwise specified in an applicable Prospectus Supplement, Ashland or its agent must receive a certificate signed by Euroclear or CEDEL, as the case may be, prior to the delivery of a definitive Bearer Security, and prior to the actual payment of interest in respect of the applicable portion of the temporary Global Security payable in respect of an Interest Payment Date occurring prior to the delivery of a definitive Debt Security. Such certificate must be based on statements provided to Euroclear or CEDEL by its member organizations. Such certificate must be dated on the date of the earlier of the first actual payment of interest on the Debt Security and the date of delivery of the Debt Security in definitive form, and must state that on such date the Debt Security is owned by (i) a person that is not a United States person and is not a financial institution holding the obligation for purposes of resale during the Restricted Period, (ii) a United States person that is either (A) the foreign branch of a United States financial institution purchasing for its own account and not for resale during the Restricted Period or (B) a United States person who acquired its interest through the foreign branch of a United States financial institution and who holds the obligation through such financial institution, provided that in either case (A) or (B) the United States financial institution either provides a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder or has provided a valid blanket certificate stating that the financial institution will comply with such requirements or (iii) a financial institution holding for purposes of resale during the Restricted Period, and such financial institution certifies in addition that it has not acquired the obligation for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions. As used herein, the term "Restricted Period" means (i) the period from the closing date until 40 days thereafter or (ii) any time if the obligation is held as part of an unsold allotment or subscription.

    Each of Euroclear and CEDEL will in such circumstances credit the interest received by it in respect of such temporary Global Security to the accounts of the beneficial owners thereof (or to such other accounts as they may direct).

    The beneficial owner of a Debt Security represented by a definitive Global Security in bearer form may, upon not less than 30 days' written notice to the Trustee, given by it through either Euroclear or

CEDEL, exchange its interest in such definitive Global Security for a definitive Bearer Security or Securities, or a definitive Registered Security or Securities of any authorized denomination. No individual definitive Bearer Security will be delivered in or to the United States.

CERTAIN COVENANTS OF ASHLAND WITH RESPECT TO SENIOR SECURITIES

    LIMITATIONS ON LIENS. Unless otherwise provided in the applicable Prospectus Supplement, Ashland will agree that neither it nor any Subsidiary (as defined in the Senior Indenture) will issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by a mortgage, lien, pledge or other encumbrance ("Mortgages") upon any of its property or any property of such Subsidiary, real or personal, located in the continental United States of America without effectively providing that the Senior Securities (together with, if Ashland so determines, any other indebtedness or obligation then existing and any other indebtedness or obligation, thereafter created, ranking equally with the Senior Securities) shall be secured equally and ratably with (or, at the option of Ashland, prior
to) such Debt so long as such Debt shall be so secured, except that the foregoing provisions shall not apply to: (a) Mortgages existing on the date of the Senior Indenture, (b) Mortgages affecting property of a corporation existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with Ashland or a Subsidiary, (c) Mortgages on property (i) existing at the time of acquisition thereof, or (ii) to secure payment of all or part of the purchase price thereof, or (iii) to secure Debt incurred prior to, at the time of or within 24 months after acquisition thereof for the purpose of financing all or part of the purchase price thereof, or (iv) assumed or incurred in connection with the acquisition thereof, (d) Mortgages on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing such property, or to secure Debt incurred to provide funds for any such purpose, (e) Mortgages on (i) pipelines, gathering systems, pumping or compressor stations, pipeline storage facilities or other related facilities, (ii) tank cars, tank trucks, tank vessels, barges, tow boats or other vessels or boats, drilling barges, drilling platforms, or other movable railway, automotive, aeronautic or marine facilities, (iii) office buildings, laboratory and research facilities, retail service stations, retail or wholesale sales facilities, terminals, bulk plants, warehouses or storage or distribution facilities, (iv) manufacturing facilities other than units for the refining of crude oil, (v) the equipment of any of the foregoing or (vi) any "margin stock" or "margin security" within the meaning of Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as amended from time to time,
(f) Mortgages on current assets or other personal property (other than shares of stock or indebtedness of Subsidiaries) to secure loans maturing not more than one year from the date of the creation thereof or to secure any renewal thereof for not more than one year at any one time, (g) Mortgages which secure indebtedness owing by a Subsidiary to Ashland or a Subsidiary, (h) Mortgages on property of any Subsidiary principally engaged in a financing or leasing business, (i) Mortgages upon the oil, gas or other minerals produced or to be produced (or proceeds thereof) from properties which shall have been acquired or shall have become producing subsequent to August 15, 1977, if, in respect to each such Mortgage it shall have been given to secure indebtedness incurred to pay or to reimburse the cost (incurred subsequent to the date of the acquisition of such property or August 15, 1977, whichever shall be later) of drilling or equipping such property, and (j) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (i) inclusive or of any Debt secured thereby, PROVIDED that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Mortgage shall be limited to all or part of substantially the same property which secured the Mortgage extended, renewed or replaced (plus improvements on such property). Notwithstanding the above, Ashland and any one or more Subsidiaries may issue, assume or guarantee Debt secured by Mortgages which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Debt of Ashland and its Subsidiaries which would otherwise be subject to the foregoing restrictions, does not at any one time exceed 5% of the stockholders' equity in Ashland and its consolidated subsidiary companies as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of Ashland. The following types of transactions, among others, shall not be deemed to create Debt secured by Mortgages: (1) the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or such minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as an oil payment or a production payment, and (2) Mortgages required by any contract or statute in order to permit Ashland or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States, any State or any department, agency or instrumentality of either.

    LIMITATIONS ON SALE AND LEASE-BACK. Unless otherwise provided in the applicable Prospectus Supplement, Ashland will agree that neither it nor any Subsidiary will enter into any arrangement with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing to Ashland or a Subsidiary for a period of more than three years of any real property located in the continental United States (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such real property by the lessee will be discontinued) which has been or is to be sold or transferred by Ashland or a Subsidiary to such lender or investor or to any Person or organization to which funds have been or are to be advanced by such lender or investor on the security of the leased property ("Sale and Lease-Back Transactions") unless either: (a) Ashland or such Subsidiary would be entitled to create Debt secured by a Mortgage on the property to be leased, without equally and ratably securing the Securities, or (b) Ashland (and in any such case Ashland covenants and agrees that it will do so), within four months after the effective date of such Sale and Lease-Back Transaction (whether made by Ashland or a Subsidiary), applies to the retirement of Debt of Ashland maturing by the terms thereof more than one year after the original creation thereof ("Funded Debt"), an amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such arrangement or (ii) the fair value of the real property so leased at the time of entering into such arrangement (as determined by the Board of Directors); PROVIDED that the amount to be applied to the retirement of Funded Debt shall be reduced by an amount equal to the sum of (a) the principal amount of Securities delivered, within four months after the effective date of such arrangement, to the Trustee for retirement and cancellation and (b) the principal amount of other Funded Debt voluntarily retired by Ashland within such four-month period, excluding retirements of Senior Securities and other Funded Debt pursuant to mandatory sinking fund or prepayment provisions or by payment at maturity.

    LIMITATION ON CONSOLIDATIONS AND MERGERS. The Senior Indenture provides that Ashland will not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any entity (other than a wholly owned subsidiary of Ashland, except in the event that such a subsidiary is the surviving corporation in a consolidation or merger) unless the successor or transferee is a domestic corporation that assumes Ashland's obligations under the Senior Securities and the Senior Indenture and certain other conditions are met.

SUBORDINATION OF SUBORDINATED SECURITIES

    The payment of the principal of, premium, if any, and interest on the Subordinated Securities, including sinking fund payments, if any, will be subordinated in right of payment, as set forth in the Subordinated Indenture, to the prior payment in full of all Superior Indebtedness of Ashland. Superior Indebtedness is defined as (a) the principal of, premium, if any, and accrued and unpaid interest on (whether outstanding on the date of execution of the
Subordinated Indenture or thereafter created, incurred or assumed) (i) indebtedness of Ashland for money borrowed (other than the Subordinated Securities), (ii) guarantees by Ashland of indebtedness for money borrowed of any other person, (iii) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which Ashland is responsible or liable, by guarantees or otherwise, (iv) obligations of Ashland under any agreement relating to any interest rate or currency swap, interest rate cap, interest rate collar, interest rate future, currency exchange or forward currency transaction, or any similar interest rate or currency hedging transaction, and (v) obligations of Ashland under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified on Ashland's balance sheet as a liability, and

(b) modifications, renewals, extensions and refundings of any such indebtedness, liability, obligation or guarantee; unless, in the instrument created or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liability, obligation or guarantee, or such modification, renewal, extension or refunding thereof, is not superior in right of payment to the Subordinated Securities; PROVIDED, HOWEVER, that Superior Indebtedness shall not be deemed to include (i) any obligations of Ashland to any subsidiary and (ii) any other indebtedness, guarantee or obligation of Ashland of the type set forth above which is subordinate or junior in ranking in any respect to any other indebtedness, guarantee or obligation of Ashland.

    No payment by Ashland on account of principal of, premium, if any, or interest on the Subordinated Securities, including sinking fund payments, if any, may be made if any default or event of default with respect to any Superior Indebtedness shall have occurred and be continuing and (unless such default or event of default is the failure by Ashland to pay principal or interest on any instrument constituting Superior Indebtedness) written notice thereof shall have been given to the Trustee by Ashland or to Ashland and the Trustee by the holders of at least 10% in principal amount of any kind or category of any Superior Indebtedness (or a representative or trustee on their behalf). Ashland may resume payments on the Subordinated Securities (unless otherwise prohibited by the related Indenture) if (i) such default is cured or waived or (ii) unless such default is the failure of Ashland to pay principal or interest on any Superior Indebtedness, 120 days pass after the notice is given if such default is not the subject of judicial proceedings. In the event that any Subordinated Security is declared due and payable before the date specified therein as the fixed date on which the principal thereof is due and payable, or upon any payment or distribution of assets of Ashland to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of (and premium, if any) and interest due or to become due on all Superior Indebtedness must be paid in full before the holders of Subordinated Securities are entitled to receive or take any payment (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of holders of Superior Indebtedness without such holder's consent). Subject to the payment in full of all Superior Indebtedness, the holders of the Subordinated Securities are to be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distribution of assets of Ashland applicable to Superior Indebtedness until the Subordinated Securities are paid in full.

    By reason of such subordination, in the event of insolvency, creditors of Ashland who are holders of Superior Indebtedness, as well as certain general creditors of Ashland, may recover more, ratably, than the holders of the Subordinated Securities.

    The   Subordinated  Indenture  will   not  limit  the   amount  of  Superior
Indebtedness or Debt Securities which may be issued by Ashland or any of its subsidiaries.

MODIFICATION OF THE INDENTURES

    The Indentures provide that the Company and the Trustee thereunder may, without the consent of any Holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of the Debt Securities as permitted under the Indentures or, provided such action shall not adversely affect the interests of the Holders of Debt Securities in any material respect, curing ambiguities or inconsistencies in such Indentures or making other provisions.

    The Indentures contain provisions permitting the Company, with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities (as defined in the Indentures) of each affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indentures or modifying the rights of the Holders of Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holders of all of the Outstanding Securities affected thereby, among other things: (i) change the maturity of the principal of, or any installment of principal of or interest on, any of the Debt Securities; (ii) reduce the principal amount thereof (or any premium thereon) or the rate of interest thereon; (iii) change the currency, currencies or currency unit or units in which, any of the Debt

Securities or any premium or interest thereon is payable; (iv) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Indentures; (v) impair the right to institute suit for the enforcement of any such payment on or after the applicable maturity date; (vi) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of the Holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, such Indentures; or (vii) with certain exceptions, modify the provisions for the waiver of certain covenants and defaults and any of the foregoing provisions.

WAIVER OF CERTAIN COVENANTS

    The Indentures provide that the Company will not be required to comply with certain restrictive covenants (including those described above under "Certain Restrictive Provisions") if the Holders of not less than 66 2/3% in principal amount of each series of Outstanding Securities affected thereby waive compliance with such restrictive covenants.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    An Event of Default in respect of any series of Debt Securities (unless it is either inapplicable to a particular series or has been modified or deleted with respect to any particular series) is defined in the Indentures to be: (i) a default for 30 days in the payment of any installment of interest upon any of the Debt Securities of such series when due; (ii) a default in the payment of principal of (or premium, if any, on) any of the Debt Securities of such series when due; (iii) a default for 30 days in the deposit of any sinking fund payment when the same becomes due by the terms of the Debt Securities of such series;
(iv) a default by the Company in the performance, or breach, of any of its other covenants or warranties in the applicable Indentures which shall not have been remedied for a period of 60 days after notice from the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series; (v) certain events of bankruptcy, insolvency or reorganization of the Company; and (vi) any other Event of Default provided with respect to Debt Securities of that series.

    The Indentures provide that if an Event of Default specified therein in respect of any series of Outstanding Securities issued under such Indentures shall have happened and be continuing, either the Trustee thereunder or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal of all of the Outstanding Securities of such series to be immediately due and payable.

    The Indentures provide that the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of such series, provided that such Trustee may act in any way that is not inconsistent with such directions and may decline to act if any such direction is contrary to law or to such Indentures or would involve such Trustee in personal liability.

    The Indentures provide that the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all of the Outstanding Securities of such series waive any past default under the Indentures with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any of the Debt Securities of such series or (ii) in respect of a covenant or provision of such Indentures which, under the terms of such Indentures, cannot be modified or amended without the consent of the Holders of all of the Outstanding Securities of such series affected thereby.

    The Indentures contain provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default in respect of any series of Debt Securities to act with the required standard of care, to be indemnified by the Holders of the Debt Securities of such series before proceeding to exercise any right or power under such Indentures at the request of the Holders of the Debt Securities of such series.

    The Indentures provide that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities, give to the Holders of the Debt Securities of such series notice of such uncured and unwaived default known to it; PROVIDED, HOWEVER, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on, or any sinking fund installment with respect to, any of the Debt Securities of such series, such Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Debt Securities of such series; and PROVIDED FURTHER, that such notice shall not be given until at least 30 days after the occurrence of an Event of Default regarding the performance, or breach, of any covenant or warranty of the Company under such Indentures other than for the payment of the principal of (or premium, if any) or interest on, or any sinking fund installment with respect to, any of the Debt Securities of such series. The term "default" for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of such series.

    The Indentures require the Company to file annually with the Trustee thereunder a certificate, executed by an officer of the Company, indicating whether such officer has knowledge of any default under such Indentures.

MEETINGS

    The Indentures contain provisions for convening meetings of the Holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the Trustee, and, if the Trustee fails to call a meeting within 21 days after receipt of a request from the Company or the Holders of at least 10% in principal amount of the Outstanding Securities of such series, the Company or such Holders may call a meeting upon notice given in accordance with "Notices" below. Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum at a meeting of the Holders of Debt Securities of such series; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent or waiver which is required to be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of a series, the persons entitled to vote 66 2/3% in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum, a meeting called by the Company or the Trustee shall be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting shall be further adjourned for a period of not less than 10 days. Any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage in principal amount of Outstanding Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indentures will be binding on all Holders of Securities of that series and the related coupons. With respect to any consent, waiver or other action which the Indentures expressly provide may be given by the Holders of a specified percentage of Outstanding Securities of any series affected thereby (acting as one class), only the principal amount of Outstanding Securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action shall be counted for purposes of calculating the aggregate principal amount of Outstanding Securities of all series affected thereby favoring such action.

NOTICES

    Except as otherwise provided in the applicable Prospectus Supplement, notices to Holders of Bearer Securities will be given by publication at least once in a daily newspaper in The City of New York and London and in such other city or cities as may be specified in such Bearer Securities and will be mailed to such Persons whose names and addresses were previously filed with the Trustee within the last two years under the Indentures, within the time prescribed for the giving of such notice. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register.

TITLE

    Title to any Bearer Securities (including Bearer Securities in temporary or definitive global bearer form) and any coupons appertaining thereto will pass by delivery. The Company, the appropriate Trustee and any agent of the Company or such Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and registered owner of any Registered Security as the absolute owner thereof (whether or not such security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

REPLACEMENT OF SECURITIES AND COUPONS

    Any mutilated Debt Security and any Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such mutilated Debt Security or Debt Security with a mutilated coupon to the appropriate Trustee. Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the appropriate Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and such Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced (upon surrender to the appropriate Trustee of the Debt Security with all appurtenant coupons not destroyed, stolen or lost) by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon an indemnity satisfactory to the appropriate Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued.

DEFEASANCE

    Unless the Prospectus Supplement relating to the Offered Securities provides otherwise, the Company at its option (a) will be Discharged (as such term is defined in the Indentures) from any and all obligations in respect of the Offered Securities (except for certain obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated securities and coupons, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indentures (including those described above under "Certain Restrictive Provisions"), if there are deposited with the Trustee, in the case of Debt Securities and coupons denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indentures) or, in the case of Debt Securities and coupons denominated in a foreign currency, Foreign Government Securities (as defined in the Indentures), which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money and U.S. Government Obligations or Foreign Government Securities, as the case may be, in an amount sufficient to pay in the currency, currencies or currency unit or units in which the Offered Securities are payable all the principal of, and interest on, the Offered Securities on the dates such payments are due in accordance with the terms of the Offered Securities. As a condition to the Company's exercise of either such option, the Company is required to deliver to the Trustee an opinion of counsel to the effect that Holders of the Offered Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and related defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. The deposit and the Discharge or release from compliance with certain covenants described in the preceding sentence may result in the Holders of the Offered Securities recognizing income, gain or loss for Federal income tax purposes as a result of such deposit and Discharge or release, and may result in the Holders recognizing income in a manner or at times different than would have been the case if such deposit and Discharge or release had not occurred.

CERTAIN RIGHTS TO REQUIRE PURCHASE OF SECURITIES BY ASHLAND UPON UNAPPROVED CHANGE IN CONTROL AND DECLINE IN DEBT RATING

    In the event that (a) there occurs any Change in Control (as hereinafter defined) of Ashland and (b) the prevailing rating of any series of the Debt Securities issued under the Indentures on a date within 90 days following public notice of such Change in Control shall be less than the rating on a specified earlier date by the equivalent of at least one full rating category (as defined in the Indentures), each Holder of Debt Securities of such series shall have the right, at the Holder's option, to require Ashland to purchase all or any part of the Holder's Debt Securities on the date (the "Repurchase Date") that is 100 days after the last to occur of (i) public notice of such Change in Control and (ii) the rating decline, at 100% of the principal amount on the Repurchase Date, plus accrued and unpaid interest to the Repurchase Date. Notwithstanding the foregoing, if such a rating decline applies to less than all series of the Debt Securities, the repurchase rights described above will apply only to those series with respect to which there has been a rating decline.

    On or before the twenty-eighth day after the last to occur of public notice of the Change in Control and the decrease in the rating of such Debt Securities, Ashland is obligated to mail or cause to be mailed to all Holders of record of such Debt Securities a notice regarding the Change in Control, the decrease in the rating of the Debt Securities and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the applicable price for such Debt Securities and the procedure which the Holder must follow to exercise this right. Ashland shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise this right, the Holder of a Debt Security must deliver on or before the tenth day before the Repurchase Date written notice to Ashland (or an agent designated by Ashland for such purpose) of the Holder's exercise of such right, together with the Debt Security with respect to which the right is being exercised, duly endorsed for transfer. The Company will comply with Rules 13e-4 and 14e-1 under the Exchange Act and any other applicable securities laws in connection with any such repurchase of Debt Securities.

    As used herein, a "Change in Control" shall be deemed to have occurred at such time as (i) a "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the then outstanding voting stock of Ashland, otherwise than through a transaction consummated with the prior approval of the Board of Directors of Ashland, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute Ashland's Board of Directors (together with any new director whose election by Ashland's Board of Directors or whose nomination for election by Ashland's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office. In considering whether to approve a transaction which might otherwise constitute a Change in Control, the Board of Directors of Ashland will be required to consider the interests of stockholders, employees and other creditors of Ashland which may not necessarily be consistent with the interests of Holders of Debt Securities. In considering whether to pursue a transaction which might otherwise constitute a Change in Control, a potential acquirer of the Company will be required to consider that, to the extent the repurchase right becomes exercisable and is exercised by Holders of Debt Securities of any series, sufficient funds must be made available to make payment to such Holders. The Company cannot presently predict the source of such funds, but expects that the source would be determined in the context of the overall consideration of such a transaction.

GOVERNING LAW

    The Indentures, the Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York.

THE TRUSTEE

    Citibank, N.A. is Trustee under the Senior Indenture and one other indenture pursuant to which unsecured debt obligations of the Company are outstanding and has other customary banking relationships with the Company and its affiliates.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The authorized stock of the Company consists of 150,000,000 shares of Common Stock, and 30,000,000 shares of Preferred Stock, issuable in series. On December 9, 1994, there were approximately 60,758,849 shares of Common Stock and 6,000,000 shares of Preferred Stock outstanding. 10,000,000 shares of Preferred Stock designated as Cumulative Preferred Stock, Series of 1987, are reserved for issuance upon exercise of rights issued pursuant to the Rights Agreement dated as of May 15, 1986, as amended (the "Rights Agreement"). An aggregate of
20,672,795 additional shares of Common Stock are reserved for issuance upon conversion of the Company's 6 3/4% Convertible Subordinated Debentures, the Company's $3.125 Cumulative Convertible Preferred Stock and issuance under the Company's various stock and compensation incentive plans.

    The following statements with respect to the capital stock of the Company are subject to the detailed provisions of the Company's Second Restated Articles of Incorporation, as amended (the "Restated Articles"), and By-laws, as amended (the "By-laws") as currently in effect. These statements do not purport to be complete, or to give full effect to the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Restated Articles, By-laws and the Rights Agreement, which are filed as Exhibits to the Registration Statement of which this Prospectus is a part.

PREFERRED STOCK

    The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Specific terms of any series of the Preferred Stock offered by a Prospectus Supplement will be described in the Prospectus Supplement relating to such series of the Preferred Stock. The description set forth below is subject to and qualified in its entirety by reference to the Articles of Amendment to the Restated Articles establishing a particular series of the Preferred Stock which will be filed with the Commission in connection with the offering of such series of Preferred Stock.

    GENERAL. Under the Restated Articles, the Board of Directors of the Company (the "Board of Directors") is authorized, without further shareholder action, to provide for the issuance of up to 30,000,000 shares of Preferred Stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each such series. The Company may amend from time to time its Restated Articles to increase the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of 66 2/3% of the outstanding shares of all series of Preferred Stock voting together as a single class without regard to series. As of the date of this Prospectus, the Company has one series of preferred stock outstanding.

    The Preferred Stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of the Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specific terms, including: (i) the title and liquidation preference per share of such Preferred Stock and the number of shares offered; (ii) the price at which such Preferred Stock will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of such Preferred Stock; (v) any conversion provisions of such Preferred Stock; (vi) the voting rights, if any, of such Preferred Stock; and (vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

    The Preferred Stock will, when issued, be fully paid and nonassessable.

    DIVIDEND RIGHTS.   The Preferred  Stock will  be preferred  over the  Common
Stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in

Common Stock) on the Common Stock shall be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock shall be entitled to receive dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) when, as and if declared by the Board of Directors, at the rate and on the date or dates as set forth in the Prospectus Supplement. With respect to each series of Preferred Stock, the dividends on each share of such series shall be cumulative from the date of issue of such share unless some other date is set forth in the Prospectus Supplement relating to any such series. Accruals of dividends shall not bear interest.

    RIGHTS UPON LIQUIDATION. The Preferred Stock shall be preferred over the Common Stock as to assets so that the holders of each series of Preferred Stock shall be entitled to be paid, upon the voluntary or involuntary liquidation, dissolution or winding up of the Company and before any distribution is made to the holders of Common Stock, the amount set forth in the Prospectus Supplement relating to any such series, but in such case the holders of such series of Preferred Stock shall not be entitled to any other or further payment. If upon any such liquidation, dissolution or winding up of the Company its net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, the entire remaining net assets of the Company shall be distributed among the holders of each series of Preferred Stock in amounts proportionate to the full amounts to which the holders of each such series are respectively so entitled.

    REDEMPTION. All shares of any series of Preferred Stock shall be redeemable to the extent set forth in the Prospectus Supplement relating to any such series. All shares of any series of Preferred Stock shall be convertible into shares of Common Stock or into shares of any other series of Preferred Stock to the extent set forth in the Prospectus Supplement relating to any such series.

    VOTING RIGHTS. Unless otherwise provided in the Prospectus Supplement, the holders of shares of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by them on all matters properly presented to shareholders, the holders of Common Stock and the holders of all series of Preferred Stock voting together as one class.

$3.125 CUMULATIVE PREFERRED STOCK

    In May 1993, the Company issued 6,000,000 shares of $3.125 Cumulative Convertible Preferred Stock (the "$3.125 Preferred Stock") of which all such shares are currently outstanding. Annual cumulative dividends of $3.125 per share are payable quarterly as and if declared by the Board of Directors. Each share of $3.125 Preferred Stock is convertible at any time at the option of the holder thereof into 1.546 shares of Common Stock, equivalent to an initial conversion price of $32.343 for each share of Common Stock, subject to adjustment in certain circumstances. The $3.125 Preferred Stock is not redeemable prior to March 25, 1997. On and after such date, the $3.125 Preferred Stock is redeemable, in whole or in part, at the option of the Company, at $51.88 per share during the period from March 25, 1997 to March 14, 1998, and declining ratably annually to $50.31 per share on or after March 15, 2003, plus in each case accrued and unpaid dividends to the redemption date. The holders of $3.125 Preferred Stock generally have no voting rights, but have the right to elect two additional directors of the Company if the equivalent of six quarterly dividends payable on the $3.125 Preferred Stock are in arrears. In the case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of $3.125 Preferred Stock are entitled to receive the liquidation preference of $50 per share, plus an amount equal to any accrued and unpaid dividends to the payment date.

DEPOSITARY SHARES

    GENERAL. The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue to the public receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

    The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt are filed as exhibits to the Registration Statement of which this Prospectus is a part and the following summary is qualified in its entirety by reference to such exhibits.

    Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

    DIVIDENDS AND OTHER DISTRIBUTIONS. The Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

    REDEMPTION OF DEPOSITARY SHARES. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. Whenever the Company redeems shares of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

    VOTING THE PREFERRED STOCK. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

    AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares have been redeemed or (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Receipts.

    CHARGES OF DEPOSITARY. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

    MISCELLANEOUS. The Depositary will forward to holders of Depositary Receipts all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the Preferred Stock.

    Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

    RESIGNATION AND REMOVAL OF DEPOSITARY. The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

COMMON STOCK

    The holders of Common Stock are entitled to receive dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and have cumulative voting rights. Under cumulative voting, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one nominee or distribute the total number of votes, in any proportion, among as many nominees as the shareholder desires. Holders of Common Stock are entitled to receive, upon any liquidation of the Company, all remaining assets available for distribution to shareholders after satisfaction of the Company's liabilities and the preferential rights of any Preferred Stock that may then be issued and outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock issuable upon conversion of the $3.125 Preferred Stock and the 6 3/4% Convertible Subordinated Debentures will be, fully paid and nonassessable. The holders of Common Stock have no preemptive, conversion or redemption rights. The Transfer Agent and Registrar of Ashland's Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

PREFERRED STOCK PURCHASE RIGHTS

    The Board of Directors has authorized the distribution of one-half a Right (a "Right") for each outstanding share of Common Stock. Each Right entitles the holder thereof to buy one-tenth of a share of Cumulative Preferred Stock, Series of 1987, at a price of $120.

    Currently, the Rights trade together with the Common Stock. They may be exercised or traded separately only after the earlier to occur of (i) 10 days following a public announcement that a person or group of persons has obtained the right to acquire 15% or more of the outstanding Common Stock, or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors) following the commencement or announcement of an intent to make a tender offer or exchange offer which would result in beneficial ownership by a person or group of persons of 20% or more of the Company's outstanding Common Stock. If the acquiring person or group of persons acquires 20% or more of the Common Stock, each Right (other than those held by the acquiror) will entitle its holder to purchase, at the Right's exercise price, shares of Common Stock having a market value of twice the Right's exercise price. Additionally, if the Company is acquired in a merger or other business combination, each Right (other than those held by the surviving or acquiring company) will entitle its holder to purchase, at the Right's exercise price, shares of the acquiring company's common stock (or stock of the Company if it is the surviving corporation) having a market value of twice the Right's exercise price. Each one-tenth share of Cumulative Preferred Stock, Series of 1987, will be entitled to dividends and to vote on an equivalent basis with two shares of Common Stock.

    Rights may be redeemed at the option of the Board of Directors for $.05 per Right at any time before the earliest of 10 calendar days after the first public disclosure of a person or group's acquisition of beneficial ownership of 15% or more of the Company's Common Stock or the acquisition by a person of 20% of such outstanding Common Stock. The Board of Directors may amend the Rights at any time without shareholder approval. The Rights will expire by their terms on May 15, 1996.

CERTAIN PROVISIONS OF ASHLAND'S RESTATED ARTICLES

    In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of Ashland not approved by the Board of Directors, it would be possible, subject to any limitations imposed by applicable law, the Restated Articles and the applicable rules of the stock exchanges upon which the Common Stock is listed, for the Board of Directors to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of Ashland. The consent of the holders of Common Stock would not be required for any such issuance of preferred stock.

    The Restated Articles incorporate in substance certain provisions of the Kentucky Business Corporation Act to require approval of the holders of at least 80% of Ashland's voting stock, plus two-thirds of the voting stock other than voting stock owned by a 10% shareholder, as a condition to mergers and certain other business combinations involving Ashland and such 10% shareholder unless
(a) the transaction is approved by a majority of the continuing directors (as defined) of Ashland or (b) certain minimum price and procedural requirements are met. In addition, the Kentucky Business Corporation Act includes a standstill provision which precludes a business combination from occurring with a 10% shareholder, notwithstanding any vote of shareholders or price paid, for a period of five years after the date such 10% shareholder becomes a 10% shareholder, unless a majority of the independent directors (as defined) of Ashland approves such combination before the date such shareholder becomes a 10% shareholder.

    The Restated Articles also provide that (i) the Board of Directors is classified into three classes, (ii) a director may be removed from office without "cause" (as defined) only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of Ashland,
(iii) the Board of Directors may adopt By-laws concerning the conduct of, and matters considered at, meetings of shareholders, including special meetings,
(iv) the By-laws and certain provisions of the Restated Articles may be amended only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of Ashland; and (v) the By-laws may be adopted or amended by the Board of Directors, subject to amendment or repeal only by affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock of Ashland.

                       DESCRIPTION OF SECURITIES WARRANTS

    The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Securities Warrants may be issued independently or together with Debt Securities, Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Offered Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrants or beneficial owners of Securities Warrants. The following summary of certain provisions of the Securities Warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Securities Warrant Agreements.

    Reference is made to the Prospectus Supplement relating to the particular issue of Securities Warrants offered thereby for the terms of such Securities Warrants, including, where applicable: (i) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of Securities Warrants to purchase Debt Securities and the price at which such Debt Securities may be purchased upon such exercise;
(ii) the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of Securities Warrants to purchase shares of Preferred Stock and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise; (iii) the number of shares of Common Stock purchasable upon the exercise of Securities Warrants to purchase shares of Common Stock and the price at which such number of shares of Common Stock may be purchased upon such exercise; (iv) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (v) United States Federal income tax consequences applicable to such Securities Warrants; and (vi) any other terms of such Securities Warrants. Securities Warrants for the purchase of Preferred Stock and Common Stock will be offered and exercisable for U.S. dollars only. Securities Warrants will be issued in registered form only. The exercise price for Securities Warrants will be subject to adjustment in accordance with the applicable Prospectus Supplement.

    Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Offered Securities Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be specified in the Prospectus Supplement relating to such Securities Warrants.

    Prior to the exercise of any Securities Warrants to purchase Debt Securities, Preferred Stock or Common Stock, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

                              PLAN OF DISTRIBUTION

    Ashland may sell the Offered Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to one or a limited number of institutional purchasers; or (iii) through agents. The Prospectus Supplement with respect to the Offered Securities will set forth the terms of the offering of the Offered Securities, which may include the name or names of any underwriters, dealers or agents, the price of the Offered Securities and the net proceeds to Ashland from such sale, any underwriting discounts or other items constituting underwriters' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Securities may be listed.

    If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters or agents to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If a dealer is utilized in the sale of any Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

    Offered Securities may be sold directly by Ashland to one or more institutional purchasers, or through agents at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in the Prospectus Supplement, Ashland will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from Ashland at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Agents and underwriters may be entitled under agreements entered into with Ashland to indemnification by Ashland against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with or perform services for Ashland in the ordinary course of business.

                                 LEGAL MATTERS

    The validity of the issuance of the Offered Securities will be passed upon for Ashland by Cravath, Swaine & Moore, New York, New York, who will rely as to matters of Kentucky law upon the opinion of Thomas L. Feazell, Esq., Senior Vice President, General Counsel and Secretary of Ashland. Cravath, Swaine & Moore has in the past represented and continues to represent the Company in other matters on a regular basis. Samuel C. Butler is a director of Ashland and a partner in the law firm of Cravath, Swaine & Moore and owns beneficially 36,229 shares of Common Stock of Ashland. Thomas L. Feazell owns beneficially 73,467 shares of Common Stock and 200 shares of $3.125 Preferred Stock of Ashland.

                                    EXPERTS

    The consolidated financial statements and schedules of Ashland appearing or incorporated by reference in Ashland's Annual Report (Form 10-K) for the year ended September 30, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement............................  $ 206,898
Legal Fees and Expenses..........................................     50,000
Accounting Fees and Expenses.....................................     30,000
Trustee's Fees and Expenses......................................     25,000
Blue Sky Fees and Expenses.......................................     15,000
Printing and Engraving Fees......................................     20,000
Miscellaneous....................................................     15,000
      Total......................................................  $ 361,898
                                                                   ---------

    All of the above amounts, other than the Commission filing fee, are estimates only.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. The Registrant has elected to indemnify its officers and directors pursuant to its Restated Articles, its By-laws and by contract rather than to have such indemnification governed by the statutory provisions.

    Article X of the Restated Articles permits, but does not require, the Registrant to indemnify its directors, officers and employees to the fullest extent permitted by law. The Registrant's By-laws require indemnification of officers and employees of the Registrant and its subsidiaries under certain circumstances. The Registrant has entered into indemnification contracts with each of its directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

    The Registrant has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) the Registrant against certain costs which it might be required to pay by way of indemnification to its directors or officers under its Restated Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by the Registrant. In addition, the Registrant has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which the Registrant, or the fiduciaries under its employee benefit plans, which may include its directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

ITEM 16. EXHIBITS.

    The following Exhibits are filed as part of this Registration Statement:

 **1.1   -- Form of Underwriting Agreement.
 **1.2   -- Form of Distribution Agreement.
   3.1   -- Second Restated Articles of Incorporation of the Company, as amended effective May 18, 1993 (incorporated by reference to Exhibit 3.1 to
             Registrant's Form 10-K for the year ended September 30, 1994).
   3.2   -- By-laws of the Company, as amended effective March 17, 1994
             (incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended September 30, 1994).

   4.1   -- Indenture, dated as of August 15, 1989 as amended and restated as of
             August 15, 1990 between the Company and Citibank, N.A., as Trustee
             (incorporated by reference to Exhibit 4(a) to Registration Statement
             No. 33-39359, filed with the Commission on March 11, 1991).
   4.2   -- Form of Senior Security (incorporated by reference to Exhibit 4(a) to
             Registration Statement No. 33-39359, filed with the Commission on
             March 11, 1991).
  *4.3   -- Form of Indenture for Subordinated Securities.
  *4.4   -- Form of Subordinated Security.
  *4.5   -- Rights Agreement dated as of May 15, 1986, between the Company and
             Mellon Bank N.A., as amended.
 **4.6   -- Form of Warrant Agreement for Debt Securities.
 **4.7   -- Form of Warrant Certificate for Debt Securities.
 **4.8   -- Form of Warrant Agreement for Preferred Stock.
 **4.9   -- Form of Warrant Certificate for Preferred Stock.
 **4.10  -- Form of Warrant Agreement for Common Stock.
 **4.11  -- Form of Warrant Certificate for Common Stock.
 **4.12  -- Form of Deposit Agreement for Depositary Shares.
 **4.13  -- Form of Depositary Receipt.
   4.14  -- Form of Certificate of Common Stock, par value $1.00 per share, of the Company (incorporated by reference to Exhibit 4(e) to
             Registration No. 33-60040, filed with the Commission on March 26,
             1993).
  *5     -- Opinion of Thomas L. Feazell, Esq.
 *12     -- Computation of Ratios of Earnings to Fixed Charges.
 *23.1   -- Consent of Ernst & Young LLP.
  23.2   -- Consent of Thomas L. Feazell, Esq. (included as part of Exhibit 5).
 *24     -- Power of Attorney, including resolutions of the Board of Directors.
 *26     -- Form T-1 Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 for Citibank, N.A.

- ------------------------
 *   Previously filed
**   To be filed


ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby, undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Russell, Commonwealth of Kentucky, on January 12, 1995.


                                          ASHLAND OIL, INC.,

                                          by        /s/ THOMAS L. FEAZELL

                                            ------------------------------------
                                                     Thomas L. Feazell
                                               Senior Vice President, General
                                                           Counsel
                                                       and Secretary


    Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on January 12, 1995.


             SIGNATURE                               TITLE
- ------------------------------------  ------------------------------------

           JOHN R. HALL*              Chairman of the Board and Chief
- ------------------------------------   Executive Officer (Principal
                                       Executive Officer)

         PAUL W. CHELLGREN*           President, Chief Operating Officer
- ------------------------------------   and Director

          J. MARVIN QUIN*             Senior Vice President and Chief
- ------------------------------------   Financial Officer (Principal
                                       Financial Officer)

         KENNETH L. AULEN*            Administrative Vice President and
- ------------------------------------   Controller (Principal Accounting
                                       Officer)

         THOMAS E. BOLGER*            Director
- ------------------------------------

         SAMUEL C. BUTLER*            Director
- ------------------------------------

         FRANK C. CARLUCCI*           Director
- ------------------------------------

          JAMES B. FARLEY*            Director
- ------------------------------------

             SIGNATURE                               TITLE
- ------------------------------------  ------------------------------------

       EDMUND B. FITZGERALD*          Director
- ------------------------------------

          RALPH E. GOMORY*            Director
- ------------------------------------

         MANNIE L. JACKSON*           Director
- ------------------------------------

         PATRICK F. NOONAN*           Director
- ------------------------------------

         JANE C. PFEIFFER*            Director
- ------------------------------------

          MICHAEL D. ROSE*            Director
- ------------------------------------

       WILLIAM L. ROUSE, JR.*         Director
- ------------------------------------

        ROBERT B. STOBAUGH*           Director
- ------------------------------------

        JAMES W. VANDEVEER*           Director
- ------------------------------------

*by         /s/ THOMAS L.
FEAZELL
- ------------------------------------
         Thomas L. Feazell
          Attorney-in-fact

    * Original powers of attorney authorizing John R. Hall, Paul W. Chellgren, Thomas L. Feazell, James G. Stephenson and David L. Hausrath and each of them to sign the Registration Statement and amendments thereto on behalf of the above-mentioned directors and officers of the Registrant have been filed with the Commission as Exhibit 24 to the Registration Statement.

                                 EXHIBIT INDEX


EXHIBIT
  NO.                           DESCRIPTION
- -------  ---------------------------------------------------------
 **1.1   Form of Underwriting Agreement.
 **1.2   Form of Distribution Agreement.
   3.1   Second Restated Articles of Incorporation of the Company,
          as amended effective May 18, 1993 (incorporated by
          reference to Exhibit 3.1 to Registrant's Form 10-K for
          the year ended September 30, 1994).
   3.2   By-laws of the Company, as amended effective March 17,
          1994 (incorporated by reference to Exhibit 3.2 to
          Registrant's Form 10-K for the year ended September 30,
          1994).
   4.1   Indenture, dated as of August 15, 1989 as amended and
          restated as of August 15, 1990 between the Company and
          Citibank, N.A., as Trustee (incorporated by reference to
          Exhibit 4(a) to Registration Statement No. 33-39359,
          filed with the Commission on March 11, 1991).
   4.2   Form of Senior Security (incorporated by reference to
          Exhibit 4(a) to Registration Statement No. 33-39359,
          filed with the Commission on March 11, 1991).
  *4.3   Form of Indenture for the Subordinated Securities.
  *4.4   Form of Subordinated Security.
  *4.5   Rights Agreement dated as of May 15, 1986, between the
          Company and Mellon Bank N.A., as amended.
 **4.6   Form of Warrant Agreement for Debt Securities.
 **4.7   Form of Warrant Certificate for Debt Securities.
 **4.8   Form of Warrant Agreement for Preferred Stock.
 **4.9   Form of Warrant Certificate for Preferred Stock.
 **4.10  Form of Warrant Agreement for Common Stock.
 **4.11  Form of Warrant Certificate for Common Stock.
 **4.12  Form of Deposit Agreement for Depositary Shares.
 **4.13  Form of Depositary Receipt.
   4.14  Form of Certificate of Common Stock, par value $1.00 per share, of the Company (incorporated by reference to
          Exhibit 4(e) to Registration No. 33-60040, filed with
          the Commission on March 26, 1993).
  *5     Opinion of Thomas L. Feazell, Esq.
 *12     Computation of Ratios of Earnings to Fixed Charges.
 *23.1   Consent of Ernst & Young LLP.
  23.2   Consent of Thomas L. Feazell, Esq. (included as part of
          Exhibit 5).
 *24     Power of Attorney, including resolutions of the Board of
          Directors.
 *26     Form T-1 Statement of Eligibility and Qualification of
          Trustee under the Trust Indenture Act of 1939 for
          Citibank, N.A.

- ------------------------
 *   Previously filed
**   To be filed